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                                                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Amendment No. 1) and related Prospectus of World Access, Inc. and subsidiaries for the registration of 46,600,804 shares of its common stock and to the incorporation by reference therein of our report dated March 20, 2000, with respect to the consolidated financial statements and schedules of World Access Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                               /s/ Ernst and Young LLP


Atlanta, Georgia
April 19, 2000